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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM

        We herby consent to the use in the Registration Statement on Form S-1 of our report dated February 3, 2006, except the Restatement described in Note 1 as to which the date is March 24, 2006, relating to the financial statements of United States Pipe and Foundry Company, LLC, incorporated by reference in such Registration Statement from the Registration Statement on Form S-1 (File No. 333-131536). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Tampa, FL
May 25, 2006

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CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM